Exhibit 99.2

VIECORE, INC. AND SUBSIDIARIES

Consolidated Financial Statements

Nine Months Ended September 30, 2007 and 2006

Viecore, Inc. and Subsidiaries

Table of Contents

September 30, 2007 and December 31, 2006

Viecore, Inc. and Subsidiaries

Consolidated Balance Sheets
September 30, 2007 and December 31, 2006

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$9,561,000	$11,338,000
Accounts receivable, net of allowances of $250,000	11,978,000	13,205,000
Costs and estimated earnings in excess of billings on uncompleted contracts	1,379,000	2,610,000
Deferred costs — customer arrangements	2,854,000	4,426,000
Deferred income taxes	1,767,000	2,245,000
Other current assets, principally prepaid expenses	2,017,000	914,000

Total current assets	29,556,000	34,738,000
Deferred income taxes	997,000	1,474,000
Property and equipment, net	1,400,000	1,354,000
Other assets	86,000	75,000

Total assets	$32,039,000	$37,641,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$350,000	$334,000
Accounts payable	1,710,000	2,878,000
Accrued expenses	7,466,000	7,862,000
Deferred revenue	9,131,000	13,060,000
Billings in excess of costs and estimated earnings on uncompleted contracts	310,000	4,522,000
Accrued income taxes	345,000	313,000

Total current liabilities	19,312,000	28,969,000
Long-term debt, net of current portion	90,000	354,000

Total liabilities	19,402,000	29,323,000
Commitments and contingencies	—	—
Shareholders’ equity:
Class A cumulative redeemable convertible 8% preferred stock $1,000 par value; 100,000 shares authorized, 60,390 shares issued and outstanding (liquidation value of $79,074,000 and $74,482,000 at September 30, 2007 and December 31, 2006, respectively)	79,074,000	74,482,000
Class B cumulative redeemable convertible 6% preferred stock $1,000 par value; 2,500 shares authorized, issued and outstanding; (liquidation value of $3,342,000 and $3,195,000 at September 30, 2007 and December 31, 2006, respectively)	3,342,000	3,195,000
Common stock, $0.001 par value; 50,000,000 shares authorized; 30,963,507 and 30,736,907 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	31,000	31,000
Additional paid in capital	173,000	106,000
Accumulated deficit	(69,983,000)	(69,496,000)

Total shareholders’ equity	12,637,000	8,318,000

Total liabilities and shareholders’ equity	$32,039,000	$37,641,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc. and Subsidiaries

Consolidated Statements of Income
Nine Months Ended September 30, 2007 and 2006

	2007	2006
	(Unaudited)	(Unaudited)

Revenues	$53,033,000	$43,551,000
Cost of revenues	31,394,000	27,477,000

Gross profit	21,639,000	16,074,000
Operating Expenses:
Selling and marketing expenses	5,478,000	4,206,000
General and administrative expenses	9,294,000	8,282,000

Total operating expenses	14,772,000	12,488,000
Income from operations	6,867,000	3,586,000
Other income (expenses):
Interest income	375,000	268,000
Interest expense	(28,000)	(48,000)

Total other income	347,000	220,000

Income before income taxes	7,214,000	3,806,000
Provision for income taxes	2,961,000	1,546,000

Net income	$4,253,000	$2,260,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2007 and 2006

	2007	2006
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income	$4,253,000	$2,260,000
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation expense	6,000	5,000
Depreciation	472,000	604,000
Deferred income taxes	955,000	64,000
Changes in operating assets and liabilities:
Accounts receivable	1,227,000	3,334,000
Costs and estimated earnings in excess of billings on uncompleted contracts	1,231,000	1,909,000
Deferred costs — customer arrangements	1,572,000	(1,157,000)
Other current assets, principally prepaid expenses	(1,103,000)	(167,000)
Other assets	(12,000)	37,000
Accounts payable	(1,168,000)	(1,402,000)
Accrued expenses	(396,000)	107,000
Deferred revenue	(3,929,000)	1,978,000
Accrued income taxes	32,000	(255,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,212,000)	(2,176,000)

Net cash (used in) provided by operating activities	(1,072,000)	5,141,000
Cash flows from investing activities
Purchases of property and equipment	(518,000)	(449,000)

Net cash used in investing activities	(518,000)	(449,000)
Cash flows from financing activities
Proceeds from exercise of stock options	61,000	7,000
Preferred stock dividends paid	—	(7,970,000)
Payments on term loan	(248,000)	(232,000)

Net cash used in financing activities	(187,000)	(8,195,000)

Net change in cash and cash equivalents	(1,777,000)	(3,503,000)
Cash and cash equivalents, beginning of year	11,338,000	11,617,000

Cash and cash equivalents, end of period	$9,561,000	$8,114,000

Supplemental cash flow information
Cash paid for income taxes	$1,978,000	$1,764,000
Cash paid for interest	$28,000	$48,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business and Basis of Presentation

The Company is a privately owned information technology consulting and a self-service application solutions provider for financial services and contact center customers.

The consolidated financial statements include the accounts of Viecore, Inc. (“VI”) and its wholly-owned subsidiaries, Viecore (Australia) Pty Ltd. (“VIA”) and Viecore FSD (“FSD”), collectively, the “Company.” All intercompany accounts and transactions have been eliminated.

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at September 30, 2007 and the results of operations and cash flows for the nine month periods ended September 30, 2007 and 2006. Disclosures relating to amounts as of September 30, 2007 and amounts for the nine month periods ended September 30, 2007 and 2006 are unaudited.

The accompanying financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006. The results of operations and cash flows for the nine month period ended September 30, 2007 are not necessarily indicative of the results and cash flows that may be expected for the year ending December 31, 2007, or any future period.

Company Capital Structure

On April 1, 2000, the Company’s shareholders and VI sold 3,275,000 and 259,000 shares, respectively, of common stock to an investor at $11.60 per share, which resulted in a change of control. In connection therewith, the Company was re-capitalized to create two classes of capital stock, (1) common stock with a par value of $.001 per share and (2) Class A preferred stock with a par value of $1,000 per share. Each share of existing capital stock was exchanged for 5.80 shares of common stock and .011484 shares of preferred stock. The sale of stock and re-capitalization transaction referred to above are collectively known as the “Re-Capitalization Transaction” (see Note 8).

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the determination of the allowance for doubtful accounts, valuation allowances against deferred tax assets, profitability estimates on uncompleted contracts and the related time and resources required to complete such contracts and accrued expenses.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. The carrying values of cash equivalents approximate fair value.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date. Accounts receivable are stated at the amount billed to the

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

customer. Customer account balances with invoices dated over thirty days old are considered delinquent. The Company does not bill or accrue interest on delinquent receivables. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that may not be collected. Management individually reviews all accounts receivable balances that are past due and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that may not be collected. Additionally, management provides, based on historical and industry data, an allowance against the aggregate remaining accounts receivable. Unbilled accounts receivable total $626,000 and $26,000 at September 30, 2007 and December 31, 2006, respectively.

Investments

From time-to-time, the Company may invest in fixed income debt securities and equity securities which can be readily purchased or sold using established markets. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. At September 30, 2007 and December 31, 2006, the Company held no such investments.

Property and Equipment and Leasing Arrangements

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the improvements’ estimated useful life or the related remaining lease term. Maintenance and repairs are charged to expense and major renewals and betterments are capitalized. The effects of escalations in rent payments are recognized as expense over the term of the lease using the straight line method.

Long-Lived Assets

When impairment indicators are present, the Company reviews the carrying value of its assets in determining the ultimate recoverability of their unamortized values using future undiscounted cash flow analyses expected to be generated by the assets. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds the future discounted cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less cost to sell. There were no impairment charges recorded during each of the nine month periods ended September 30, 2007 and 2006.

The Company evaluates the periods of amortization continually in determining whether later events and circumstances warrant revised estimates of useful lives. If estimates are changed, the unamortized cost will be allocated to the increased or decreased number of remaining periods in the revised lives.

Revenue Recognition

The Company derives revenue primarily from professional services rendered in the installation of customized software, third party software licenses, hardware, software support and application maintenance and other customer fees. The Company may enter into one contract or related contracts for the sale of its various service offerings. As required by the AICPA Statement of Position No. 97-2, “Software Revenue Recognition” the Company accounts for its arrangements with customers in accordance with Statement of Position 81-1, “Accounting for Performance of Construction Type and Certain Performance Type Contracts” (“SOP 81-1”). Under multiple element arrangements, the total contract value is attributed first to the

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

undelivered elements based on vendor specific objective evidence (“VSOE”) of fair value. VSOE is established by the price charged when that element is sold separately. On contracts where VSOE exists on all the undelivered elements, the professional services and software revenue are typically recognized in accordance with SOP 81-1. The Company generally determines the percentage-of-completion by comparing the labor hours incurred to date to the estimated total labor hours required to complete the project. The Company considers labor hours to be the most reliable, available measure of progress on these projects. Costs and amounts earned on specific jobs in excess of billings are treated as a current asset; billings in excess of costs and earnings are treated as a current liability. Adjustments to estimates to complete are made in the periods in which facts resulting in a change become known. When the estimate indicates that a loss will be incurred, such loss is recorded in the period identified. Significant judgments and estimates are involved in determining the percent complete of each contract. Different assumptions could yield materially different results. When the Company provides services on a time and materials basis, it recognizes revenue as it performs the services based on actual time incurred.

Software support and application maintenance revenue are recognized on a straight-line basis over the support and maintenance period, typically one year. For multiple element arrangements for which VSOE does not exist, the total contract value and associated costs are deferred until the only undelivered element is software support and application maintenance. The entire arrangement fee is then recognized on a straight-line basis over the software support and application maintenance period, typically one year, provided that all of the other revenue recognition criteria have been met. Deferred costs associated with these arrangements consist of direct labor, subcontractor costs and third party software licenses. At September 30, 2007 and December 31, 2006, these costs amounted to $2,854,000 and $4,426,000, respectively and were included in deferred costs — customer arrangements on the consolidated balance sheets.

The Company also sells hardware for which the Company’s customized software products are not essential to the customers’ use of such hardware. In accordance with Emerging Issues Task Force (“EITF”) 03-05: “Applicability of AICPA Statement of Position 97-2 to Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software”, this hardware is not considered software-related and therefore, the Company recognizes revenue for hardware sales generally upon delivery of the hardware.

The Company follows the guidance of EITF 01-14, “Income Statement Characterization of Reimbursements for ‘Out-of-Pocket’ Expenses Incurred,” and records reimbursements received for out-of-pocket expenses as revenue, with offsetting costs recorded as cost of revenues. Out-of-pocket expenses generally include, but are not limited to, expenses related to transportation, lodging and meals.

The Company defers revenue for software support and application maintenance contracts over the life of the application maintenance contract on a straight-line basis. The contracts are generally one year in duration.

The percentage of the Company’s total net revenues from these arrangements for the nine months ended September 30, 2007 and 2006 as follows:

	2007	2006

Professional services	73%	71%
Hardware and software sales	6%	9%
Software support and application maintenance	15%	14%
Other services and reimbursed expenses	6%	6%

	100%	100%

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Stock-Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”) in accounting for stock-based compensation. Under the provisions of SFAS 123R, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period of the entire award (generally the vesting period of the award). The Company has elected to expense these awards on a straight line basis over the life of the awards. The Company adopted SFAS 123R on a prospective basis and, as permitted, was not required as a non-public enterprise, to record the accounting effects of granted but unvested options at January 1, 2006. Since the adoption of SFAS 123R, there have been no changes to the Company’s stock compensation plans or modifications to existing stock-based awards at January 1, 2006 which would increase the value of any outstanding awards.

Compensation expense for all stock-based compensation awards granted subsequent to January 1, 2006 was based on the grant-date fair value determined in accordance with the provisions of SFAS 123R. The non cash compensation charge resulting from the effects of stock-based compensation awards for the nine months ended September 30, 2007 and 2006 approximated $6,000 and $5,000, offset by a tax benefit of approximately $2,000 in both periods.

Advertising Expense

The Company expenses advertising and relating marketing costs as incurred. Advertising expense totaled approximately $240,000 and $75,000 for the nine months ended September 30, 2007 and 2006, respectively.

Income Taxes

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company’s financial statements. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established against deferred tax assets if realization of all (or a portion of) such amounts are not considered more likely than not.

The Company does not provide for taxes which would be payable if undistributed earnings of VIA, if any, were remitted because the Company either considers these earnings to be invested for an indefinite period, or anticipates that if any such earnings were distributed after the plan to cease operations to complete, the U.S. income taxes payable would be substantially offset by foreign tax credits.

Effect of New Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. Provisions of SFAS 157 would be effective for the Company’s year ending December 31, 2008, with earlier application encouraged. The Company is currently evaluating the effects, if any, in adopting SFAS 157.

In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. FIN 48 also provides guidance on derecognition, classification, interest and penalties,

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

accounting in interim periods, disclosure, and transition. Viecore conducts business domestically and, as a result, files income tax returns in specific jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities.

The Internal Revenue Service (“IRS”) has recently notified the Company of its intent to examine the 2005 tax return. The Company, at present, does not expect the culmination of this audit process to result in a material adverse effect on its financial position, results of operations and cash flows.

At present, there are no other ongoing audits or unresolved disputes with the various tax authorities that the Company files with. The Company adopted FIN 48 effective January 1, 2007, and there was no effect on the Company’s consolidated financial statements

3.	Long-Term Contracts

As of September 30, 2007 and December 31, 2006, costs, estimated profit, and billings on uncompleted long-term contracts accounted for by the percentage of completion method are summarized as follows:

	2007	2006

Costs incurred on uncompleted contracts	$3,652,000	$5,240,000
Estimated profit	25,576,000	23,342,000

	29,228,000	28,582,000
Less: Billings to date	(28,159,000)	(30,494,000)

	$(1,069,000)	$(1,912,000)

Such amounts are included in the accompanying consolidated balance sheets as follows:

	2007	2006

Current assets — Costs in Excess	$1,379,000	$2,610,000
Current liabilities — Billings in Excess	(310,000)	(4,522,000)

	$(1,069,000)	$(1,912,000)

4.	Property and Equipment

Property and equipment, at cost, consists of the following at September 30, 2007 and December 31, 2006:

	2007	2006

Equipment	$4,301,000	$3,926,000
Leasehold improvements	1,062,000	1,054,000
Furniture and fixtures	1,266,000	1,132,000

	6,629,000	6,112,000
Less: accumulated depreciation and amortization	(5,229,000)	(4,758,000)

	$1,400,000	$1,354,000

Depreciation expense (included in general and administrative expenses) for the nine months ended September 30, 2007 and 2006 was $472,000, and $604,000, respectively.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

5.	Accrued Expenses

Accrued expenses consist of the following at September 30, 2007 and December 31, 2006:

	2007	2006

Compensation	$3,168,000	$3,266,000
Payroll taxes	232,000	360,000
Sales and other taxes	202,000	201,000
Professional fees	705,000	220,000
Maintenance costs	312,000	172,000
Software purchases	150,000	1,171,000
Subcontracting costs	1,369,000	1,011,000
Retirement plan	421,000	606,000
Rental obligations	106,000	131,000
Other	801,000	724,000

	$7,466,000	$7,862,000

6.	Line of Credit

The Company has an available working capital line of credit of $500,000 from Commerce Bank, NA. The line of credit is callable at the discretion of the bank and matures on December 5, 2008. Borrowings under the line of credit are collateralized by principally all assets of the Company. Interest is payable monthly at a rate that is based on an independent index which is prime rate as published in the Wall Street Journal. Through September 30, 2007, no proceeds were received on the working capital line of credit.

7.	Long-Term Debt

On November 29, 2005, the Company and Commerce Bank, NA executed a term loan agreement for an amount of $1,000,000. Proceeds from the term loan were used for general corporate purposes and monthly principal and interest payments are required through the maturity date of December 5, 2008. The interest rate on the indebtedness is fixed at 6.37% and principally all assets of the Company serve as collateral for the outstanding borrowings. At September 30, 2007, the mandatory principal payments of the term loan are $350,000 through September 30, 2008 and $90,000 thereafter.

8.	Shareholders’ Equity

In the nine month period ended September 30, 2007 the Company’s shareholders’ equity increased due to the exercise of stock options ($61,000) and the effects of stock compensation expense ($6,000) and net income ($4,253,000). As disclosed in Note 14, there is no overall change from the accrual of preferred stock dividends.

The Company currently has three classes of stock: (a) 100,000 authorized shares of cumulative redeemable convertible Class A Preferred Stock; (b) 2,500 authorized shares of cumulative redeemable convertible Class B Preferred Stock, and (c) 50,000,000 authorized shares of common stock.

Class A Preferred Stock — In connection with the Re-Capitalization Transaction, the Company issued 60,390 shares of Class A Preferred Stock. Each share of Class A Preferred Stock has a defined Liquidation Value of $1,000 and accrues dividends, whether those dividends are declared or not, at a rate of 8% compounded daily of the defined Liquidation Value of the Class A Preferred Stock. Cumulative dividends of approximately $18,684,000 and $14,092,000 have been accrued as of September 30, 2007 and December 31,

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

2006, respectively, and are included in the value of the Class A Preferred Stock. Dividends of $0 and $7,970,000, were declared and paid to Class A Preferred Shareholders during the nine months ended September 30, 2007 and 2006, respectively.

Class B Preferred Stock — In connection with the FSD acquisition, the Company issued 2,500 shares of cumulative redeemable convertible Class B Preferred Stock. Each share of Class B Preferred Stock has a Class B Preferred Value of $1,000 and accrues dividends, whether those dividends are declared or not, at a rate of 6% compounded daily of the defined Liquidation Value of the Class B Preferred Stock. Cumulative dividends of $842,000 and $695,000 have been accrued as of September 30, 2007 and December 31, 2006, respectively, and are included in the value of the Class B Preferred Stock. No dividends were paid to Class B Shareholders during the nine months ended September 30, 2007 and 2006, respectively. The rights of the Class B Preferred Shareholders are senior to the rights of the Class A Preferred Shareholders in the event of a liquidation of the Company or in distributions.

Both classes of Preferred Stock may be redeemed at the Company’s option at any time or on request by the holders of a majority of the Preferred Stock in connection with a public offering, change in ownership or fundamental change as follows: (1) For Class A shareholders, the redemption value will be the defined Liquidation Value per share and the issuance of 56.1165 shares of common stock per share of Preferred Stock; and (2) For Class B Shareholders, the redemption value will be the Liquidation Value per share which equals the Class B Preferred Value plus an amount equal to 50% of the gross revenue for the trailing 12 months of FSD. As certain conditions have not been met, the gross revenue component of the defined Liquidation Value is not recorded at September 30, 2007 (see Note 15).

Each share of Class A and B Preferred Stock converts automatically into common stock upon the occurrence of a public offering. Each share of Class A Preferred Stock, upon a 60% vote of Class A Preferred shareholders, may convert their preferred shares into common stock upon occurrence of a change of ownership transaction, fundamental change as defined or the liquidation of the Company. One share of Preferred Stock is convertible into the number of shares of common stock determined by dividing the sum of the defined Liquidation Value by the public offering price per share of common stock. In the event that a public offering of common stock does not occur, the conversion formula will be determined by defined values.

The holders of both classes of Preferred Stock are entitled to vote on all matters submitted to the shareholders of the Company on a share-for-share basis. The Company has a right of first refusal in the event that a Preferred or Common Shareholder wishes to sell or transfer their shares.

At September 30, 2007, the Company had reserved 6,036,993 shares of common stock for future issuance under its Stock Option Plan (see Note 15).

9.	Retirement Plan

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for its employees. Participants can make elective contributions subject to certain limitations. Under the plan, the Company can make matching contributions on behalf of all participants. For the nine months ended September 30, 2007 and 2006, the Company accrued contributions of approximately $438,000 and $432,000, respectively.

10.	Risk Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash balances on deposit with principally one financial institution. As of the balance sheet dates and various times throughout the year, certain cash balances at this financial institution exceeded the Federally insured limit of $100,000.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Management monitors regularly the financial condition of the banking institution, along with their balances in cash and cash equivalents and endeavors to keep this potential risk at a minimum.

As disclosed in Note 2, professional services represented 73% and 71% of the Company’s net revenues for the nine months ended September 30, 2007 and 2006, respectively. Substantially all FSD revenue is derived, directly or indirectly, from arrangements with agencies or departments of the Federal government. FSD revenues totaled approximately $11.9 million and $12.9 million for the nine months ended September 30, 2007 and 2006, respectively. With respect to individual customers, agencies or departments, for the nine months ended September 30, 2007 and 2006 there were no specific risk concentrations for revenues derived from a single customer. At September 30, 2007 no one customer represented more than 10% of accounts receivable and at December 31, 2006 one customer represented 13% of accounts receivable

The Company’s locations are based in the State of New Jersey.

11.	Related Party Transactions

For the nine months ended September 30, 2007 and 2006, there were no related party transactions.

12.	Commitments and Contingencies

The Company leases office space under non-cancelable operating leases expiring through 2010. The future minimum payments for all non-cancelable operating leases as of September 30, 2007, which includes a rental commitment extended in 2007, are as follows:

2007(October 1, 2007 to December 31, 2007)	$264,000
2008	1,056,000
2009	722,000
2010	361,000

Total minimum future rental payments	$2,403,000

Rent expense for the nine months ended September 30, 2007 and 2006 was approximately $754,000 and $843,000, respectively.

The Company has employment agreements with certain employees which require the funding of specified level of payments, if certain events (such as change in control) or other circumstances occur.

The IRS has recently notified the Company of its intent to examine the 2005 tax return. The Company, at present, does not expect the culmination of this audit process to result in a material adverse effect on its financial position, results of operations and cash flows.

The Company is subject to claims and actions from customers (including those arrangements where the Company serves in a subcontractor role) and vendors that arise in the normal course of operations. Management believes that the outcome of all such actions will not have a material adverse effect on its financial position, results of operations and cash flows.

13.	Stock Option Plan

On April 7, 2000 the Board of Directors of the Company approved the 2000 Stock Incentive Plan (the “Plan”). The Plan provides for employees, directors, consultants and advisors of the Company the opportunity to acquire options that are incentive stock options or non-qualified stock options and/or the grant of restrictive stock. The Plan provides for grants of up to 6,500,000 shares of stock.

The exercise price per share of a stock option is to be established by the Board of Directors in its discretion, but may not be less than the fair value of a share of common stock as of the date of grant. Stock

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

options, subject to certain restrictions, may be exercisable any time after full vesting for a period not to exceed ten years from the date of grant. Upon termination of employment any unvested options are immediately cancelled and vested options are exercisable for a period of 90 days. The vesting period is to be established by the Board of Directors of the Company in its discretion on the date of grant, typically four years.

Activity with respect to options was as follows:

	Number of	Weighted-Average
	Shares	Exercise Price

Balance, December 31, 2006	4,721,400	$1.07
Granted	—	0.00
Exercised	(226,600)	0.27
Forfeitures	(188,900)	1.69

Balance, September 30, 2007	4,305,900	$1.07

At September 30, 2007 there were 1,728,093 shares of common stock available for future grant.

			Weighted-		Weighted-
	Outstanding	Weighted-	Average	Number	Average
Range of	Options at	Average	Exercise	Exercisable at	Exercise
Exercise Prices	9/30/07	Contractual Life	Price	9/30/07	Price

$.20	2,228,400	2.50	$.20	2,228,400	$.20
2.00	2,077,500	5.36	2.00	1,421,699	2.00

	4,305,900			3,650,099

No options were granted during the nine months ended September 30, 2007 and no options granted subsequent to the adoption of SFAS 123R were vested during the period. The fair value of options granted by the Company, for the nine months ended September 30, 2006, using the Black Scholes Valuation model, was $31,000. The following assumptions were applied in valuing the 2006 grants: (i) expected lives of six years, (ii) a risk-free interest rate of 4.6%, (iii) a dividend yield of 0%, (iv) volatility of 33% (determined by using an industry index for peer companies) and (v) consideration of the option’s exercise price when compared to the fair value of the Company’s common stock. The weighted-average remaining contractual life of options outstanding at September 30, 2007 and December 31, 2006 was 3.75 and 4.44, years respectively.

The total intrinsic value of options exercised for the nine months ended September 30, 2007 and 2006 was $113,000 and $-0-, respectively. The aggregate intrinsic value of vested options at September 30, 2007 was approximately $1,270,000. The fair value of options vesting in the nine months ended September 30, 2007 approximated $96,000.

The total compensation cost related to nonvested awards not yet recognized approximates $19,000 at September 30, 2007; such amount will be recognized over the remaining vesting period of 2.4 years.

14.	Non Cash Investing and Financing Activities

During the nine months ended September 30, 2007 and 2006, the Company accrued preferred stock dividends of $4,739,000 and $4,497,000 respectively, which resulted in increases in preferred stock and accumulated deficit.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

15.	Subsequent Event (unaudited)

On October 21, 2007, the Company entered into an agreement and plan of merger with Nuance Communications, Inc. The merger is subject to a vote of the Company’s shareholders, regulatory approval and customary closing conditions. It is expected that the merger will be completed in the fourth quarter of 2007. If and when the transaction is consummated, the Company will reclassify the carrying value of the Class A and B Preferred Stock to current liabilities, as the condition for redeeming this stock will have occurred. The Company has reserved 3,388,875 shares of common stock for the conversion of the Class A Preferred Stock. In addition, the Company has estimated that cash payments on the gross revenue component of the Class B Preferred Stock will approximate $8,250,000.